SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 19, 2005

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100
Englewood, Colorado 80112
(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

5.02(b):

Departure of Board Member, Peter J. Skinner:  Effective August 19, 2005, Peter J. Skinner has resigned from the Company’s Board of Directors.

Mr. Skinner became a member of the Company’s Board of Directors in November 2004, as a result of the Company’s acquisition of U.K.-based Tertio Telecoms Limited, and served on the Company’s Audit and Compensation Committees. Mr. Skinner resides in the United Kingdom and has decided to focus his time on his responsibilities with Apax Partners Ltd.

The Board of Directors is currently evaluating whether to fill the vacancy resulting from Mr. Skinner’s resignation.  Any board member selected to fill the vacancy created by Mr. Skinner’s resignation would require the approval of the Company’s stockholders holding a majority of the outstanding Series B Preferred Stock.

Appointment of a Director, Philip M. Neches

Effective August 19, 2005, the Board of Directors of the Company appointed Philip M. Neches to the Board of Directors, filling the vacancy resulting from the resignation of Brendan F. Reidy on July 28, 2005.  Dr. Neches will serve until the 2007 Annual Meeting of Stockholders and until his successor is elected and has qualified, or until his earlier death, resignation or removal.   Dr. Neches will serve on the Company’s Audit Committee and may serve on additional committees, as determined by the Board of Directors.

In August 2005, Dr. Neches became the Chairman of Foundation Ventures LLC, a New York City based investment bank serving information technology and life science companies.  Since September 1996, Dr. Neches has acted as an independent consultant, advisor and board member for a number of public and private information technology companies.  Prior to 1996, Dr. Neches served as Vice President and Group Technology Officer, Multimedia Products and Services Group, AT&T Corporation (1994-1996) and Senior Vice President and Chief Scientist at NCR Corporation (1989-1994).  Dr. Neches founded Teradata Corporation in July 1979, where he served as Vice President and Chief Scientist (1979-1988).  Teradata pioneered the application of parallel processing to commercial applications with hardware and software products that implement the world’s largest relational databases.  Dr. Neches currently serves on the Board of Trustees of the California Institute of Technology, sits on its Alumni Relations, Audit, Business & Finance, Development, JPL, and Executive Committees, and chairs the Technology Transfer Committee and the Visiting Committee for the Division of Engineering and Applied Science.  Dr. Neches received his formal training at the California Institute of Technology, where he holds a B.S. (1973), M.S. (1977), and Ph.D. (1983) in Computer Science.

ITEM 8.01             Other Events.

Composition of the Board of Directors and Audit Committee; Compliance with Nasdaq Listing Requirements Satisfied

Following the resignation of Mr. Skinner and the appointment of Dr. Neches, the Company’s Board of Directors is composed of five individuals:

George A. Hallenbeck, Chairman of the Board

Stephen K. Gartside, Jr., CEO

Philip M. Neches

David J. Nicol

Steve B. Warnecke

The Company has a majority of independent directors.  Messrs. Neches, Nicol and Warnecke are independent directors under current Nasdaq listing standards for purposes of serving on the Board of Directors.

In response to the letter the Company received from The Nasdaq Stock Market, Inc. (Nasdaq), dated August 5, 2005, a copy of which was disclosed by the Company in a Form 8K filed on August 10, 2005, the Company has notified Nasdaq that it is now in compliance with Marketplace Rule 4350.  A copy of the Company’s letter to Nasdaq is attached as Exhibit 99.1.

The Company’s Audit Committee has three independent directors.  Messrs. Neches, Nicol and Warnecke serve on Audit Committee of the Board of Directors.  Each of them satisfies the independence requirements under Exchange Act Section 10A(m)(3) and Nasdaq listing standards.

In a letter dated August 23, 2005, Nasdaq notified the Company that the Company is now in compliance with Rule 4350(d)(2).   A copy of Nasdaq’s letter to the Company is attached as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

(c)           Exhibits. The following exhibits are furnished with this Report:

99.1	Evolving Systems, Inc.’s Letter to Nasdaq concerning listing requirements dated August 17, 2005
99.2	Nasdaq Letter to Evolving Systems, Inc. dated August 23, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 23, 2005

Evolving Systems, Inc.

By:	/s/ ANITA T. MOSELEY
Anita T. Moseley Sr. Vice President & General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Evolving Systems, Inc.’s Letter to Nasdaq concerning listing requirements dated August 17, 2005
99.2	Nasdaq Letter to Evolving Systems, Inc. dated August 23, 2005